Immediately prior to the printing of the preliminary prospectus included in this S-11, we will be in a position to render the following consent.


                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Medical Properties Trust, Inc.:

         We consent to the use of our report included herein and to the references to our firm under the heading "Experts", "Summary Selected Financial Data" and "Selected Financial Data" in the prospectus.





April __, 2005
Birmingham, Alabama